UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

FOX CHASE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54025 (Commission File Number)	35-2379633 (IRS Employer Identification No.)

4390 Davisville Road, Hatboro, Pennsylvania 19040
(Address of principal executive offices) (Zip Code)

(215) 682-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on July 1, 2016 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 8, 2015 (the “Merger Agreement”), by and between Univest Corporation of Pennsylvania, a Pennsylvania corporation (“Univest”), and Fox Chase Bancorp, Inc., a Maryland corporation (“Fox Chase”), with the merger of Fox Chase with and into Univest, with Univest as the surviving entity, being effective as of 12:01 a.m. on July 1, 2016 (the “Effective Time”).

Item 2.01                 Completion of Acquisition or Disposition of Assets.

On July 1, 2016, pursuant to the Merger Agreement, Fox Chase was merged into Univest, with Univest as the surviving entity (the “Merger”). Immediately following the Merger, Fox Chase Savings Bank, a Pennsylvania chartered savings bank that was wholly owned by Fox Chase, was merged into Univest Bank and Trust Co. (“Univest Bank”), a Pennsylvania state-chartered bank and trust company wholly owned by Univest, with Univest Bank as the surviving entity.

Under the terms of the Merger Agreement, Fox Chase stockholders were entitled to elect the form of merger consideration to be received in the transaction.  Each stockholder who submitted a completed Letter of Election and Transmittal prior to the election deadline of June 24, 2016 had the ability to elect to receive for each share of Fox Chase common stock either (a) 0.9731 shares of Univest common stock or (b) $21.00 in cash.  However, all elections were subject to certain allocation procedures set forth in the Merger Agreement to ensure that 60% of the outstanding shares of Fox Chase received shares of Univest common stock and 40% of the outstanding shares of Fox Chase received cash.

Based on 11,769,390 shares of Fox Chase common stock outstanding immediately prior to the effective time of the Merger, the election results are as follows:

•	holders of approximately 2,030,990 shares of Fox Chase common stock (approximately 17.3% of outstanding shares) validly elected to receive the stock consideration;

•	holders of approximately 8,688,697 shares of Fox Chase common stock (approximately 73.8% of outstanding shares) validly elected to receive the cash consideration; and

•	holders of approximately 1,049,703 shares of Fox Chase common stock (approximately 8.9% of outstanding shares) did not make a valid election.
The election results are preliminary and may change based on the final accounting being performed by the exchange agent.

Applying the allocation and proration procedures specified in the Merger Agreement to these election results:

•	Fox Chase shareholders who made a valid election to receive the stock consideration for their shares of Univest common stock will receive only the stock consideration;

•
Fox Chase shareholders who made a valid election to receive the cash consideration for their shares of Fox Chase common stock will receive a combination of cash and Univest common stock.  For such shareholders, approximately 54.2% percent of their Fox Chase shares will convert into the cash consideration and approximately 45.8% of their Fox Chase shares will convert into the stock consideration; and

•	Fox Chase shareholders who did not make a valid election will receive only the stock consideration for their Fox Chase shares.

Fox Chase shareholders who did not make a valid election will receive a letter of transmittal to surrender their Fox Chase stock certificates, if applicable, in exchange for the merger consideration each shareholder is entitled to receive.   Fox Chase shareholders with questions regarding their individual election results should contact the exchange agent for the transaction, Broadridge Corporate Issuer Solutions, at (855) 793-5068 (toll-free).

No fractional shares of Univest common stock were issued in the merger and any fractional share of Univest common stock will be paid at the rate of $21.02 per share, which was the closing price for a share of Univest common stock as reported on Nasdaq for the trading day immediately preceding the closing date.

At the Effective Time, each option to purchase Fox Chase common stock issued by Fox Chase was canceled and the holder thereof received a cash payment equal to $20.31 minus the option exercise price, multiplied by the number of options held. Additionally, at the Effective Time, each restricted stock award issued that was outstanding vested in full and such shares were converted into the right to receive the merger consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of Fox Chase’s Current Report on Form 8-K filed on December 11, 2015 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, Fox Chase no longer fulfills the listing requirements of the NASDAQ Stock Market (“NASDAQ”).  On June 30, 2016, Fox Chase notified NASDAQ that trading in Fox Chase common stock should be suspended and the listing of Fox Chase common stock should be removed, in each case prior to market open on July 1, 2016.  NASDAQ has filed a notification of removal from listing of Fox Chase common stock on Form 25 with the Securities and Exchange Commission.  Univest, as successor to Fox Chase, intends to file a Form 15 with respect to the Fox Chase common stock requesting the deregistration of the Fox Chase common stock under Section 12 of the Securities Exchange Act of 1934 and the suspension of Fox Chase’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Fox Chase’s directors and executive officers ceased serving in such capacities.  At the Effective Time, Thomas M. Petro, the former Director, President and Chief Executive Officer of Fox Chase, Todd S. Benning, a former Director of Fox Chase, and Roger H. Ballou, the former Chairman of Fox Chase, were appointed as directors of Univest. Additionally, effective upon the consummation of the Merger, Roger S. Deacon was appointed Senior Executive Vice President and Chief Financial Officer for Univest and Univest Bank.

Item 9.01                 Financial Statements and Exhibits.

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not applicable.
(d)	Exhibits

	Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 8, 2015, by and between Univest Corporation of Pennsylvania and Fox Chase Bancorp, Inc. (filed as Exhibit 2.1 to Fox Chase’s Current Report on Form 8-K filed on December 11, 2015 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVEST CORPORATION OF PENNSYLVANIA, AS SUCCESSOR TO FOX CHASE BANCORP, INC.

DATE: July 1, 2016	By:	/s/ Roger S. Deacon
Roger S. Deacon
Senior Executive Vice President and Chief Financial Officer